Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of VBI Vaccines Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Nell Beattie, Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2023

/s/ Nell Beattie
Nell Beattie
Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer)